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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 19,2000


                          MED-EMERG INTERNATIONAL INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Ontario, Canada                    1-13861                    N/A
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
        organization)                                       Identification No.)

    2550 Argentia Road, Ontario, Canada                            L5N 5R1
  (Address of Principal Executive Office)                         (Zip Code)

Registrant's telephone number, including area code: (905) 868-1368

Not Applicable
--------------------------------------------------------------------------------
Former name or former address; if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to an Agreement and Plan of Merger (the "Agreement") entered into on June 19, 2000 by Med-Emerg International Inc. ("Med-Emerg"), HealthyConnect.com, Inc. ("HealthyConnect.com"), a Delaware Corporation (a subsidiary of Med-Emerg), HealthyConnect Acquisition Corp., a Delaware Corporation (a wholly-owned subsidiary of HealthyConnect.com) on the one side and Harmonie Group, Inc., a Delaware corporation ("Harmonie") on the other side, as of June 19, 2000 (the "Merger Date"), Harmonie was merged with and into HealthyConnect.com Acquisition Corp. (the "Merger").

         According to the terms of the Agreement, each share of voting and non-voting Common Stock, $.01 par value per share, of Harmonie, issued and outstanding as of the Merger Date, will be converted and exchanged for 6.842 shares of the Common Stock, par value $.001 per share, of HealthyConnect.com Common Stock. Each share of Series A Preferred Stock, par value $.01 per share, of Harmonie issued and outstanding as of the Merger Date, will be converted and exchanged for 20.525 shares of HealthyConnect.com Common Stock. The total amount of shares of HealthyConnect.com Common Stock issued to Harmonie shareholders in connection with the Merger will be 2,600,000.

         According to the terms of the Agreement, if HealthyConnect.com does not complete an underwritten public offering of HealthyConnect.com Common Stock within twelve (12) months from the Merger Date, former Harmonie shareholders who were issued HealthyConnect.com Common Stock pursuant to the Agreement (the "Holders" or "Holder") shall have the option to exchange (the "Option") all (and not less than all) of their shares of HealthyConnect.com Common Stock for shares of Med-Emerg Common Stock, no par value per share, and a promissory note (as hereinafter described). The number of shares of Med-Emerg Common Stock which the Holders shall be entitled to receive upon exercising the Option shall be the quotient obtained by dividing the number of shares of HealthyConnect Common Stock being tendered by 2.3636.

                  Upon exercise of the Option, Holders shall be entitled to receive a promissory note issued by Med-Emerg and payable to the order of the Holder, bearing an interest rate of seven percent (7%) (the "Note"). The principal dollar amount of the Note the Holder is entitled to receive shall be

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determined by multiplying $1,425,000 by a fraction, (i) the numerator of which shall be the number of Shares of HealthyConnect.com Common Stock being tendered and (ii) the denominator of which shall be 2,600,000. The Note shall become due and payable five (5) years after issuance. Med-Emerg may pay the principal amount and accrued interest on the Note at any time.

         Prior to the Merger, Harmonie was primarily engaged in software development and consulting activities. Harmonie's principal asset was the Harmonie WebKit and contracts relating to implementation and maintenance of Harmonie WebKit software. The Harmonie WebKit is a Web content management platform geared toward healthcare organizations and healthcare facilities which allows for the creation and maintenance of Internet, intranet, or extranet sites by distributing responsibility of content authoring throughout the organization or facility utilizing the software.

         The Board of Directors of Med-Emerg and HealthyConnect.com believe that significant synergies will result from the addition of Harmonie's technology and healthcare market place experience to HealthyConnect.com's lineup of products and services.

         ITEM 7.  EXHIBITS


         ____ Pro Forma Financial Information*

         ____ Financial Statements of Harmonie*

* to be filed by amendment


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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                      MED-EMERG INTERNATIONAL INC.



                                      By: /s/ Carl Pahapill
                                          ----------------------------------
                                          Carl Pahapill
                                          President


Dated:  July 5, 2000